Exhibit 107
CALCULATION OF FILING FEE TABLE
424H
(Form Type)
VERIZON ABS II LLC
(Exact Name of Registrant as Specified in its Charter)
Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Series 2024-6, Asset-Backed Notes	Other	$2,000,000,000	100%	$2,000,000,000	.00014760	$295,200.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$2,000,000,000		$295,200.00
	Total Fees Previously Paid
	Total Fee Offsets							$206,640.00
	Net Fees Due							$88,560.00
(1)            Estimated solely for purposes of calculating registration fee.
(2)            Pursuant to rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Verizon ABS II LLC	424H	333-253034	April 11, 2024		$77,490.00	Asset-Backed Notes	Series 2024-3, Asset-Backed Notes	$525,000,000.00	$525,000,000.00
Fee Offset Sources	Verizon ABS II LLC	424H	333-253034		April 11, 2024						$77,490.00
Fee Offset Claims	Verizon ABS II LLC	424H	333-278415	June 20, 2024		$129,150.00	Asset-Backed Notes	Series 2024-4, Asset-Backed Notes	$875,000,000.00	$875,000,000.00
Fee Offset Sources	Verizon ABS II LLC	424H	333-278415		June 20, 2024						$129,150.00

(3)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, $1,125,000,000 aggregate principal amount of asset-backed notes were previously registered, but which remained unsold (the “Unsold Securities”), under a registration statement on Form SF-3 (File nos. 333-253034 and 333-253034-01), initially filed on February 12, 2021 with an initial effective date of April 15, 2021.  A filing fee of $166,050.00 was previously paid in connection with such Unsold Securities and these Unsold Securities and related filing fee were carried forward to the new registration statement on Form SF-3 (File Nos. 333-278415 and 333-278415-01), initially filed on April 1, 2024, with the filing fee carried over on May 9, 2024 and with an effective date of May 31, 2024.  Subsequent to the effective date, $600,000,000 of the previously Unsold Securities were sold, and $525,000,000 of the Unsold Securities remain unsold as of the date hereof.  Verizon ABS II LLC has completed the offering related to the “Unsold Securities Associated with Fee Offset Claimed” in the amounts set forth in the table above, for which filing fees of $77,490.00 and $129,150.00 were previously paid on April 11, 2024 and June 20, 2024, respectively.